VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into on February 13, 2011 by and between Anaren, Inc., a New York corporation (“Parent”), and the undersigned Stockholder (the “Stockholder”) of AML Communications, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Project Orange Acquisition Corp., a Delaware corporation (“Merger Sub”) and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides for the merger (the “Merger”) of the Company with Merger Sub with the Company being the surviving entity.

WHEREAS, Stockholder has the legal power to vote, or to direct the voting of (by law, contract or otherwise), the shares of the outstanding common stock of the Company owed by Stockholder indicated on the final page of this Agreement (the “Owned Shares”).

WHEREAS, as a material inducement to enter into the Merger Agreement, Parent requires Stockholder to agree, and Stockholder will to agree, to vote or cause to be voted, as the case may be, the Owned Shares, any other shares of capital stock of the Company subsequent to the date of this Agreement (the “Additional Shares”) acquired by Stockholder, and any other such shares of capital stock of the Company for which Stockholder has the right to vote (whether now or in the future) at any meeting concerning the Merger Agreement and/or the Merger (the “Proxy Shares” and collectively with the Owned Shares and the Additional Shares, the “Shares”), so as to facilitate consummation of the Merger as provided in this Agreement.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 Agreement to Vote Shares; Additional Purchases.

(a) Affirmative Voting.  At every meeting of Stockholders of the Company called with respect to the approval of the Merger Agreement and/or the Merger, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to the approval of the Merger Agreement and/or the Merger, Stockholder shall vote, or cause to be voted, the Shares in favor of the adoption and approval of the Merger Agreement and the Merger.

(b) Negative Voting.  At every meeting of the stockholders of the Company called prior to the termination of this Agreement and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company prior to the termination of this Agreement, Stockholder shall vote, or cause to be voted, the Shares

(i)	against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(ii)
against any action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the actions contemplated by this Agreement.

(c) Contrary Agreements.  During the term of this Agreement, Stockholder shall not enter into any agreement or understanding with any individual or entity to vote or give instructions in any manner inconsistent with Sections 1(a) and 1(b).

(d) Agreement to Retain Shares.  Stockholder shall not transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares.

(e) No Termination of Proxies.  Stockholder shall not terminate, assign or otherwise cancel any proxy given for any Proxy Shares.  For avoidance of doubt, any termination of a proxy for Proxy Shares by its own terms shall not be a termination by Stockholder.

2 Certain Representations, Warranties and Covenants of Stockholder.  Stockholder (i) has the legal power and authority to vote, or to direct the voting of, the Shares; (ii) as of the date of this Agreement, does not possess the right to vote, or to direct the voting of, any shares of capital stock of the Company other than the Shares; and (iv) has full power and authority to make, enter into and carry out the terms of this Agreement.  Stockholder represents and warrants to Parent and covenants, as applicable, that the Owned Shares are and will be and the Additional Shares will be free and clear of any liens, options, security interests or other similar encumbrances.

3 Additional Documents.  Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary, including a proxy to Parent, in the reasonable opinion of Parent, to carry out the purpose of this Agreement.

4 Consent and Waiver.  Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

5 Termination.  This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to the Merger Agreement.

6 Miscellaneous.

(a) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any situation in any jurisdiction it shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(b) Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the other parties.

(c) Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(d) Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

(e) Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be effective (i) when delivered, if delivered by hand, (ii) the next business day, if sent by nationally recognized overnight delivery specifying next day delivery, or (iii) three business days after depositing in the United States mails, if sent by certified mail, postage prepaid, return receipt requested, in each case, addressed to a party’s address set forth below:

If to Parent or Merger Sub:

Anaren, Inc.
6635 Kirkville Road
East Syracuse, New York 13057
Facsimile: (315) 476-6024
Attention: David Ferrara, Esq., General Counsel and Secretary

With a copy (which shall not constitute notice) to:

 Bond, Schoeneck & King LLP
One Syracuse Center
Syracuse, NY 13202-1355
Facsimile: (315) 218-8965
Attention: Courtney Wellar, Esq.

If to Stockholder:    To the address for notice set forth on the last page hereof.

With a copy (which shall not constitute notice) to:

LKP Global Law LLP
1901 Avenue of the Stars, Suite 480
Los Angeles, CA 90067
Facsimile: (424) 239-1880
Attention: Ryan Hong, Esq.

or to such other address as any addressee may have furnished to the parties in writing in accordance herewith.

(f) Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to the principles of conflict of laws thereof).  In any action or suit among or between any of the parties arising out of or relating to this Agreement, the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action or suit in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action or suit in any court other than the United States District Court for the District of Delaware).  Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 6(e) shall be effective service of process for any such action or suit.  EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR SUIT ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g) Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between the parties with respect thereto.  Merger Sub shall be a third party beneficiary of this Agreement and shall be entitled to exercise and enforce all rights and remedies that Parent may exercise and enforce under this Agreement as if Merger Sub were itself a party to this Agreement.  No agreement, understanding or arrangement of any nature regarding the subject matter of this Agreement shall be deemed to exist between Parent and Stockholder unless it constitutes an amendment to this Agreement.

(h) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.  The exchange of a fully executed signature page to this Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

(i) Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

(j) Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(k) Waiver.  No failure or the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

[The remainder of this page is intentionally left blank; signatures follow on the next page.]

IN WITNESS WHEREOF, the parties have caused this Support Agreement to be duly executed on the date and year first above written.

ANAREN, INC.

By:
Name:
Title:

STOCKHOLDER:

Signature:
Print Name:

Stockholder’s Address for Notice:

Owned Shares (as of the date hereof)
Proxy Shares (as of the date hereof)

AML Communications, Inc.

Dated: February 14, 2011	By:	/s/ Jacob Inbar
Jacob Inbar
President and CEO